Exhibit 99.1

Pacific Bepure Industry Inc. to Delist from
The OTC Bulletin Board and
Deregister Its Common Stock

March 30, 2012

JINJIANG CITY, CHINA--(Marketwire – March 30, 2012) - Pacific Bepure Industry Inc. (OTC.BB:PBEP - News), one of China’s leading casual and sports footwear companies whose products are sold under the Baopiao (or “Bepure”) label -- which is synonymous throughout China for comfort and value -- announced today that it intends to remove its common stock from quotation on the OTC Bulletin Board as a consequence of the filing of a Form 15 with the Securities and Exchange Commission (“SEC”) on March 30, 2012. The Company also announced that because its common stock is currently held by less than 300 holders of record and was held by less than 300 holders of record as of the first day of the Company’s 2012 fiscal year, it expects to terminate the registration of its common stock under Section 12(g) and Rule 12g-4 thereunder and to suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 12h-3 thereunder by filing of the Form 15 with the SEC.

The Company is taking this action in order to reduce the legal, accounting and administrative costs and burdens associated with being a reporting company under the Exchange Act and to allow the Company to develop a restructuring plan without the burdens of its current public reporting status. Mr. Haiting Li, Chief Executive Officer of the Company, stated, “The Company’s decision to deregister and “go-dark” was made after careful consideration of the advantages and disadvantages of being a public company, particularly in light of our size and market capitalization, and the high costs and demands on management’s time of our ongoing compliance with SEC and Sarbanes-Oxley reporting requirements as well as our recent director resignations. We believe delisting and deregistration will reduce future operating expenses, exclusive of salaries, in the range of $300,000 to $400,000 annually. It will also permit management to focus more of its energies on efforts to grow the Company.”

The Company anticipates that the OTC.OB will suspend trading in the Company’s common stock on the date the Company’s Form 15 is filed with the SEC. Accordingly, the last day the Company expects its common stock will trade on OTC is March 30, 2012. Upon filing the Form 15 with the SEC, the obligations of the Company to file certain periodic reports, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company anticipates that its common stock will commence quotation on the Pink Sheets after its delisting from the OTC.OB to the extent market makers agree to make a market in its stock. No guarantee, however, can be made that a trading market in the Company’s common stock through the Pink Sheets will commence or be maintained.

The Company currently plans to issue its unaudited results of operations for the year ended December 31, 2011 by the end of April 2012. The Company does not currently plan to continue to issue audited financial statements for the foreseeable future.

The Company intends to continue to provide shareholders with certain information through its website: http://www.baopiao.com/.

About Pacific Bepure

The Pacific Bepure footwear label “Baopiao” or “Bepure,” is currently well-known in China, and considered a “favorite brand.” The Company’s four lines of “Travel Time” casual and sports shoes are aimed primarily at young women in China’s smaller cities, who appreciate their comfort, style and value, as well as special features for which the brand is known, especially hidden height increasing technology. They are manufactured by the Company, and sold in 22 provinces through a network of distributors in retail stores and other outlets, as well as on the Internet, and through a distributor to South America. Following a reverse merger in late 2009, Pacific Bepure is currently a reporting company on the U.S. OTC Bulletin Board, where its shares trade with the symbol PBEP.OB.

For additional information, the Company’s website is available at http://www.baopiao.com/.

Information Regarding Forward-Looking Statements

Statements contained in this news release that are not historical facts may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “should,” “planned,” “estimated” and “potential,” or other similar terms. These forward-looking statements relate to, among other things, expectations regarding the Company’s anticipated delisting and deregistration, the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s strategies. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to the Company’s ability to realize anticipated costs savings from its delisting and deregistration; the ability to timely and effectively implement its delisting and deregistration plans; its ability to meet its obligations to its lenders; adverse effects on share price and liquidity following the Company’s deregistration as well as more general business and financial risks, including the risks detailed from in our current filings with the SEC. Any of the forward-looking statements that we make in this news release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed in any forward-looking statements made by or on behalf of the Company. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements unless required to do so under the federal securities laws.

Contacts:

Ruiquan Li
President and Chief Executive Officer
Tel: (86 595) 8677 0999
Fax: (86 595) 8677 5388

Ken Donenfeld
DGI Investor Relations
kdonenfeld@dgiir.com
donfgroup@aol.com
Tel: (212) 425-5700
Fax: (646) 381-9727